UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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Lucid Group, Inc.

(Name of Registrant as Specified In Its Charter)

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AMENDMENT TO PROXY STATEMENT DATED JULY 28, 2025 FOR THE SPECIAL

MEETING OF STOCKHOLDERS TO BE HELD AUGUST 18, 2025

This Amendment to the Definitive Proxy Statement, dated August 8, 2025 (this “Amendment”), is being filed to amend the definitive proxy statement (the “Definitive Proxy Statement”) of Lucid Group, Inc., a Delaware corporation (the “Company”), in connection with a special meeting of stockholders (the “Special Meeting”), which was filed with the SEC on July 28, 2025.

This Amendment should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety and is available free of charge on the SEC’s website at www.sec.gov. Page number references below are to page numbers in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. The information in this Amendment is in addition to the information provided by the Definitive Proxy Statement, and except for the changes herein, this Amendment does not modify any other information set forth in the Definitive Proxy Statement. To the extent the information in the Amendment differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth in the Amendment shall be deemed to supersede the respective information in the Definitive Proxy Statement.

On July 17, 2025, the Company announced its plan to effect a one-for-ten (1:10) Reverse Stock Split of its common stock. On the same day, the Company filed a preliminary proxy statement with the SEC in connection with the Special Meeting for the purpose of approving an amendment to the Company’s Charter to effect the Reverse Stock Split. On July 28, 2025, the Company filed the Definitive Proxy Statement with the SEC, which provided that the total number of authorized shares of the Company’s common stock would remain unchanged following the Reverse Stock Split.

This Amendment amends the disclosure in the Definitive Proxy Statement to provide that the total number of authorized shares of the Company’s common stock will be proportionately reduced in accordance with the Exchange Ratio.

The disclosure on page 6 of the Definitive Proxy Statement is hereby supplemented by amending and restating the first paragraph on such page as follows:

Our Board has approved and recommended that our stockholders approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock at a ratio of one-for-ten (1:10) (the “Exchange Ratio”). On July 3, 2025, the Board unanimously adopted resolutions approving the Reverse Stock Split and directing that it be submitted to our stockholders for approval. If this proposal is approved, the Board, or an authorized committee thereof, in its sole discretion, will have the authority to decide whether to implement the Reverse Stock Split. The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. If the Board or an authorized committee thereof decides to implement the Reverse Stock Split, then it will become effective upon the filing of the certificate of amendment to the Charter with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Stock Split is implemented, then the number of issued and outstanding shares of common stock or shares of common stock held by the Company as treasury stock would be reduced in accordance with the Exchange Ratio. The total number of authorized shares of common stock would be reduced in accordance with the Exchange Ratio as well. The form of certificate of amendment to the Charter to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement.

The disclosure on page 6 of the Definitive Proxy Statement is hereby supplemented by amending and restating the section “Purpose and Background of the Reverse Stock Split” as follows:

The Board’s primary objective in proposing the Reverse Stock Split is to increase the per share trading price of the Company’s common stock. The Board believes that a reduction in the number of outstanding shares, coupled with an increase in the per share price, would enhance the market perception of our common stock, particularly among institutional investors and other sophisticated market participants. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors are restricted by internal policies and practices that either prohibit them from investing in low-priced stocks or discourage individual brokers from recommending low-priced stocks to their customers. Therefore, the Reverse Stock Split is expected to improve our ability to access capital markets by enabling the issuance of additional authorized shares at more viable pricing levels. The closing sale price of our common stock on July 16, 2025, was $2.29 per share. The Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

Furthermore, as a matter of Delaware law, the implementation of the Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. However, if stockholders adopt and approve the amendment to the Charter to effect the Reverse Stock Split and the Reverse Stock Split is implemented, the total number of the authorized shares of our common stock also would be reduced by the corresponding Exchange Ratio.

If the stockholders approve this proposal, then the Board or an authorized committee thereof, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board or an authorized committee thereof that a reverse stock split would be in the best interests of the Company and our stockholders at that time. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or an authorized committee thereof determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Stock Split. The Board reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment to the Charter with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and our stockholders.

The disclosure on page 8 and 9 of the Definitive Proxy Statement is hereby supplemented by REMOVING the following paragraphs under the section “Material Effects of Proposed Reverse Stock Split”:

“Because the Company will not reduce the number of authorized shares of common stock, the overall effect of the Reverse Stock Split will be an increase in authorized but unissued shares of common stock as a result of the Reverse Stock Split. These authorized shares of common stock may be issued at the discretion of the Board, subject to applicable limitations. Any future issuances of authorized shares of common stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Charter amendment authorizing the Reverse Stock Split, that may be used as an anti-takeover mechanism. Because the proposed Charter amendment provides that the number of authorized shares of common stock remains at 15,000,000,000, the filing of such amendment with the Secretary of State of the State of Delaware will result in a relative increase in the number of authorized but unissued shares of our common stock in relation to the number of outstanding shares of our common stock after the Reverse Stock Split and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. The primary purpose of the proposed Reverse Stock Split is to increase the per share trading price of our common stock. However, a relative increase in the number of our authorized but unissued shares of common stock could enable the Board to impede or discourage efforts by a party attempting to obtain control of the Company by a tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of common stock entitled to vote, thereby increasing the number of votes required to approve a change of control of the Company and diluting the ownership interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office, even in circumstances where such change might be beneficial to stockholders as a whole. The Company has no present intent to use the relative increase in the number of authorized but unissued shares of common stock for anti-takeover purposes, and the proposed amendment to the Charter is not part of a plan by the Board to adopt any anti-takeover provisions. However, if the proposed amendment is approved by the stockholders, then a greater number of authorized shares of our common stock would be available for such purpose than currently is available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts if they were to arise.”

The disclosure on page A-1 of the Definitive Proxy Statement is hereby supplemented by amending and restating Appendix A as follows:

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LUCID GROUP, INC.

[      ], 2025

Lucid Group, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Amendment”), each ten (10) shares of the Corporation’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares shall be issued at the Effective Time and, in lieu thereof, the Corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment (without interest or deduction) from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below). Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Class A Common Stock into which the shares of Class A Common Stock previously represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: Upon the Effective Time, the first paragraph of Article IV of the Corporation’s Third Amended and Restated Certificate of Incorporation, relating to the capital stock of the Corporation, is hereby amended and restated to read in its entirety as follows:

“1. Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,510,000,000, consisting of 1,500,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).”

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on August 18, 2025, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the date first written above.

LUCID GROUP, INC.

By:
Name: Brian K. Tomkiel
Title: General Counsel and Secretary

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this Amendment other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC. The forward-looking statements in this Amendment speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.